UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2005

TIDEL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17288	75-2193593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Wilcrest, Suite 205, Houston, TX		77042
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 783-8200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2005, Tidel Engineering, L.P. (“Engineering”), a wholly-owned subsidiary of the registrant, entered into an amendment to its equipment purchase agreement (the “Original Agreement”) with 7-Eleven, Inc. (“Buyer”), effective October 1, 2005 (the “Amendment”). The Amendment requires Engineering to manufacture and install a minimum of 944 Sentinel Cash Management safes (the “Units”) in the aggregate over the 2006 calendar year. In 2007 and 2008 there are sales thresholds and penalties if such thresholds are not met.

The Original Agreement expires on December 31, 2005; the Amendment extends this term through December 31, 2008, unless terminated earlier pursuant to the terms of the Original Agreement, as amended.

Precautionary Language Regarding Forward-Looking Statements

This Form 8-K contains statements that constitute forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21(E) of the Securities Exchange Act of 1934. The statements are subject to certain risks and uncertainties, including but not limited to the Registrant’s financial position and working capital availability, ability to repay its indebtedness, the levels of orders which are received and can be shipped in a quarter; customer order patterns and seasonality; costs of labor, raw materials, supplies and equipment; technological changes; competition and competitive pressures on pricing; changes in the company's relationships with customers or suppliers; acceptance of the Registrant’s product and technology introductions in the marketplace; unanticipated litigation, claims or assessments; the Registrant’s ability to reduce costs and expenses and improve internal operating efficiencies; the economic condition of the ATM industry and the possibility that it is a mature industry; the future trading market for the Registrant’s securities; and economic conditions in the United States and worldwide. The Registrant undertakes no duty to update any of the statements set forth in this release.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEL TECHNOLOGIES, INC.
(Registrant)

Date: October 18, 2005	By:	/s/ Mark Levenick
	Name:	Mark Levenick
	Title:	Interim Chief Executive Officer